 For Release
 February 18, 2010
 1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Fourth Quarter and Full Year 2009 Results
Revenues for 4th Quarter up Sequentially over 3rd Quarter

CALABASAS, Calif., February 18, 2010 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter and the year ended December 31, 2009.

Fourth Quarter 2009 Financial Highlights
-	Revenues for the fourth quarter of 2009 were $99.9 million up from $98.1 million in the third quarter of 2009. Revenues grew 2% on an absolute basis and 6% on a same number of billable day basis.

-	Gross Margin was 33.2% up from 32.9% in the fourth quarter of 2008.

-	Adjusted EBITDA (a non-GAAP measurement defined below) was $7.8 million or 7.8% of revenues.

-	Term Debt was reduced voluntarily by $5.0 million to $77.9 million in the quarter.

Full Year 2009 Financial Highlights
-	Gross Margin was 32.7% up from 32.3% in 2008.
-	Term Debt was reduced by $48.0 million to $77.9 million in the year.
-	Operating Cash Flow was 10.3% of revenue.

For the fourth quarter of 2009, the Life Sciences segment revenues were $22.9 million, up 1.6%, on an absolute basis, from $22.6 million in the third quarter of 2009. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were up 1.6%, on an absolute basis, to $21.4 million compared with $21.0 million in the third quarter of 2009.  Nurse Travel revenues were $9.6 million, down 11.0%, on an absolute basis, from $10.7 million in the third quarter 2009, Allied Healthcare revenues were $11.8 million, up 14.7%, on an absolute basis, from $10.3 million in the third quarter of 2009. The Physician segment revenues were $20.1 million, down 11.2%, on an absolute basis, from $22.6 million in the third quarter of 2009, and the IT and Engineering segment revenues were $35.6 million, up 11.6%, on an absolute basis, from $31.9 million in the third quarter of 2009.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “Throughout 2009, we remained disciplined in protecting our margins and positioning the Company for future growth and profitability. Although revenues and profits contracted considerably, we were successful in creating value for our shareholders and employees by substantially reducing our long term debt, expanding our consolidated gross margin and maintaining a high EBITDA margin.” Dameris concluded, “Our fourth quarter results demonstrate the growth potential that lies ahead for our Company, once the US economy experiences a sustainable recovery.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our fourth quarter gross margin remained strong and expanded over the fourth quarter of 2008. In the fourth quarter of 2009 gross margin in Life Sciences was 32.8%, Healthcare gross margin was 28.7%, while Physician staffing gross margin was 34.3% and IT and Engineering gross margin was 35.7%.

Our SG&A increased by $1.1 million over the third quarter in part due to increases in field employee related expenses resulting from increased revenues and two unique reductions to SG&A in the third quarter totaling approximately $0.5 million discussed in our last conference call. During the quarter we voluntarily paid down our term debt by $5 million to $77.9 million and paid $4.8 million to complete the earn-out payments related to our acquisitions. Capital expenditures were $0.9 million, amortization of intangibles was $1.5 million, depreciation was $1.4 million and equity-based compensation expense was $1.3 million.”

First Quarter 2010 Financial Estimates
Based on revenues in the first six weeks of the first quarter of 2010 and taking into account the Company’s normal seasonal operating patterns, the Company’s financial estimates for the quarter ending March 31, 2010 are as follows:

•	Revenues of $95 to $99 million
•	Gross Margin of 32.4% to 32.6%
•	SG&A of $29.4 to $30.2 million, including depreciation of approximately $1.5 million, amortization of approximately $0.6 million and approximately $1.3 million in equity-based compensation expense
•	Adjusted EBITDA of $4.0 to $6.3 million
•	Net income (loss) of ($0.5) to $0.7 million
•	Earnings (loss) per diluted share of ($0.01) to $0.02

The estimates above do not reflect any impact of recent or future winter storms and assumes no further deterioration in the staffing markets On Assignment serves.

On Assignment will hold its quarterly conference call to discuss its fourth quarter 2009 financial results this afternoon, Thursday, February 18, 2009 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 805-4089 or (281) 913-8521 ten minutes before the call. The conference code is 53852719. A replay of the conference call can be accessed from approximately 3:30 p.m. Pacific Time Thursday, February 18, 2009 through Thursday, February 25, 2009 by dialing (800) 642-1687 or (706) 645-9291 with the access code 53852719.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment
On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 73 branch offices across the United States, United Kingdom, Netherlands, Ireland and Belgium and the Company also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2009.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 16, 2009 and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2009, June 30, 2009 and September 30, 2009, as filed with the SEC on May 11, 2009, August 10, 2009 and November 9, 2009 respectively.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended			Year Ended
	December 31, 2009	December 31, 2008	September 30, 2009	December 31, 2009	December 31, 2008

Revenues	$99,924	$147,616	$98,053	$416,613	$618,058
Cost of Services	66,710	99,061	65,280	280,245	418,602
Gross Profit	33,214	48,555	32,773	136,368	199,456
Selling, General and Administrative Expenses	29,576	38,229	28,451	121,141	155,942
Operating Income	3,638	10,326	4,322	15,227	43,514
Interest Expense	(1,689)	(2,999)	(1,777)	(6,612)	(9,998)
Interest Income	33	126	34	170	715
Income before Income Taxes	1,982	7,453	2,579	8,785	34,231
Income Tax Provision	947	3,915	1,125	4,078	15,261
Net Income	$1,035	$3,538	$1,454	$4,707	$18,970

Basic Earnings Per Share	$0.03	$0.10	$0.04	$0.13	$0.53
Diluted Earnings per share	$0.03	$0.10	$0.04	$0.13	$0.53
Weighted Average Number of Shares Outstanding	36,110	35,707	36,068	36,011	35,487

Weighted Average Common and Common Equivalent Shares Outstanding-Diluted	36,760	35,985	36,578	36,335	35,858

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended			Year Ended
	December 31, 2009	December 31, 2008	September 30, 2009	December 31, 2009	December 31, 2008
Revenues:
Life Sciences	$22,949	$30,830	$22,590	$93,664	$129,483

Healthcare Staffing	21,355	42,303	21,019	97,137	180,671

Physician Staffing	20,061	23,212	22,594	87,719	89,217

IT and Engineering	35,559	51,271	31,850	138,093	218,687
Consolidated Revenues	$99,924	$147,616	$98,053	$416,613	$618,058

Gross Profit:
Life Sciences	$7,525	$10,576	$7,599	$30,470	$43,502

Healthcare Staffing	6,127	11,144	6,279	27,329	46,265

Physician Staffing	6,883	7,402	7,536	28,545	27,369

IT and Engineering	12,679	19,433	11,359	50,024	82,320
Consolidated Gross Profit	$33,214	$48,555	$32,773	$136,368	$199,456

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended			Year Ended
	December 31, 2009	December 31, 2008	September 30, 2009	December 31, 2009	December 31, 2008
Cash provided by Operations	$2,189	$9,632	$9,167	$42,758	$35,358
Capital Expenditures	943	1,857	1,145	4,673	8,201

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	December 31, 2009	December 31, 2008	September 30, 2009
Cash and Cash Equivalents	$25,974	$46,271	$35,068
Accounts Receivable, net	50,173	78,370	49,386
Intangible Assets, net	228,337	234,205	229,654
Total Assets	343,462	401,850	350,128
Current Portion of Long-Term Debt	--	--	--
Current Liabilities	31,954	53,531	38,769
Long-Term Debt	77,913	125,913	82,913
Other Long-Term Liabilities	6,934	3,892	2,872
Stockholders’ Equity	226,661	218,514	225,574

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	December 31, 2009		December 31, 2008		September 30, 2009
Net Income	$1,035	$0.03	$3,538	$0.10	$1,454	$0.04
Interest Expense, net	1,656	0.04	2,873	0.08	1,743	0.05
Income Tax Provision	947	0.03	3,915	0.11	1,125	0.03
Depreciation	1,382	0.04	1,331	0.04	1,377	0.04
Amortization of Intangibles	1,504	0.04	2,368	0.06	1,495	0.04
EBITDA	6,524	0.18	14,025	0.39	7,194	0.20
Equity-based Compensation	1,286	0.03	1,607	0.04	1,514	0.04
Adjusted EBITDA	$7,810	$0.21	$15,632	$0.43	$8,708	$0.24

Weighted Average Common and Common Equivalent Shares Outstanding	36,760		35,985		36,578

	Year Ended
	December 31, 2009		December 31, 2008
Net Income	$4,707	$0.13	$18,970	$0.53
Interest Expense, net	6,442	0.18	9,283	0.26
Income Tax Provision	4,078	0.11	15,261	0.43
Depreciation	5,731	0.16	5,106	0.14
Amortization of Intangibles	6,075	0.16	9,436	0.26
EBITDA	27,033	0.74	58,056	1.62
Equity-based Compensation	5,007	0.14	6,349	0.18
Adjusted EBITDA	$32,040	$0.88	$64,405	$1.80

Weighted Average Common and Common Equivalent Shares Outstanding	36,335		35,858

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	March 31, 2010
Net Income (Loss)	$(500)	$700
Interest Expense	1,600	1,600
Income Tax Provision (Benefit)	(500)	600
Depreciation and Amortization	2,100	2,100
EBITDA	2,700	5,000
Equity-based Compensation	1,300	1,300
Adjusted EBITDA	$4,000	$6,300

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q4 2009	$22,949	$11,804	$9,551	$21,355	$20,061	$35,559	$99,924
Q3 2009	$22,590	$10,287	$10,732	$21,019	$22,594	$31,850	$98,053
% Sequential Change	1.6%	14.7%	(11.0%)	1.6%	(11.2%)	11.6%	1.9%
Q4 2008	$30,830	$13,111	$29,192	$42,303	$23,212	$51,271	$147,616
% Year-over-Year Change	(25.6%)	(10.0%)	(67.3%)	(49.5%)	(13.6%)	(30.6%)	(32.3%)

Gross Margins:
Q4 2009	32.8%	32.0%	24.6%	28.7%	34.3%	35.7%	33.2%
Q3 2009	33.6%	34.5%	25.4%	29.9%	33.4%	35.7%	33.4%
Q4 2008	34.3%	32.8%	23.5%	26.3%	31.9%	37.9%	32.9%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Quarter Ended
	December 31, 2009	September 30, 2009
Percentage of Revenues:
Top Ten Clients	10.1%	8.2%
Direct Hire/Conversion	2.1%	2.0%

Bill Rate:
% Sequential Change	(0.7%)	(1.3%)
% Year-over-Year Change	(4.4%)	(1.6%)

Bill/Pay Spread:
% Sequential Change	(1.8%)	0.7%
% Year-over-Year Change	(8.4%)	(2.5%)

Average Headcount:
Contract Professionals (CP)	3,598	3,329
Staffing Consultants (SC)	570	569

Productivity:
Gross Profit per SC	$58,000	$58,000